Exhibit 99.1

Pg 1 of 3

James L. Bromley

Andrew G. Dietderich

Christian P. Jensen

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004-2498

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Counsel to the Debtor

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
	:	Chapter 11
In re	:
	:	Case No. 23-10367 (MG)
SVB FINANCIAL GROUP,[1]	:
:
Debtor.	:
:
x

NOTICE OF EFFECTIVE DATE OF DEBTOR’S CONFIRMED

SECOND AMENDED PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE that on August 2, 2024, the Honorable Martin Glenn, United States Bankruptcy Chief Judge for the United States Bankruptcy Court for the Southern District of New York, entered the Findings of Fact, Conclusions of Law and Order Confirming the Debtor’s Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [D.I. 1379] (the “Confirmation Order”). The Confirmation Order, among other things, confirmed the Debtor’s Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, attached as Exhibit A to the Confirmation Order (including the Plan Supplement and all other exhibits and schedules thereto, as may be amended, modified or supplemented from time to time in accordance with its terms, the “Plan”).2

PLEASE TAKE FURTHER NOTICE that on November 7, 2024, the Effective Date of the Plan occurred. All conditions precedent to the Effective Date set forth in Article 13 of the Plan have either been satisfied or waived in accordance with the Plan and the Confirmation Order.

[1]	The last four digits of SVB Financial Group’s tax identification number are 2278.
[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Pg 2 of 3

PLEASE TAKE FURTHER NOTICE that in accordance with Section 3.2 of the Plan, any Holder of an Administrative Claim (except as otherwise provided in the Plan) must file and serve a request for payment of such Administrative Claim on the Liquidating Trust on or before 4:00 p.m. (Eastern Time) on the 30th day after the Effective Date (the “Administrative Claim Bar Date”). Any Holder of an Administrative Claim who is required to, but does not, file and serve a request for payment of such Administrative Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claim against the Debtor, the Liquidating Trust (solely with respect to any Claims or Causes of Action and Defenses asserted against it as a purported successor to the Debtor), NewCo (solely with respect to any Claims or Causes of Action and Defenses asserted against it as a purported successor to the Debtor) or its respective property.

PLEASE TAKE FURTHER NOTICE that in accordance with the Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof [D.I. 373], any Proof of Claim arising from or relating to the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan must be filed with the Notice and Claims Agent on or before the date that is 30 days after the effective date of rejection for such executory contract or unexpired lease.

PLEASE TAKE FURTHER NOTICE that Article 12 of the Plan and the Confirmation order contain certain release, exculpation and injunction provisions that are binding on the Holders of Claims and Interests as set forth in more detail in the Plan and Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtor, the Liquidating Trust, NewCo and any Holder of a Claim or an Interest and such Holder’s respective successors and assigns, regardless of whether the Claim or the Interest of such Holder is Impaired under the Plan, and regardless of whether such Holder voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that Article 1.8 of the Liquidating Trust Agreement provides that the Liquidating Trust Board shall make timely distributions in accordance with the terms thereunder. Article 4.1 of the Liquidating Trust Agreement provides that the Liquidating Trust Board shall from time to time make a determination of the amount of Cash available for distribution, which shall include the amount of unrestricted Cash then on hand reduced by certain amounts and reserves as more fully set forth therein.

PLEASE TAKE FURTHER NOTICE that the Liquidating Trust Board intends promptly to reach a determination and announce the size of an initial distribution to holders of Class A-1 Trust Units and Class A-2 Trust Units and effectuate an initial distribution in the form and manner required by Article 4.2(a) of the Liquidating Trust Agreement.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order and the Plan may be obtained from the Court’s website, https://ecf.nysb.uscourts.gov, for a nominal fee, or obtained free of charge by accessing the website of the Debtor’s claims and noticing agent, https://restructuring.ra.kroll.com/svbfg/.

Pg 3 of 3

Dated: November 7, 2024	/s/ James L. Bromley
New York, New York	James L. Bromley
Andrew G. Dietderich
Christian P. Jensen
SULLIVAN & CROMWELL LLP
125 Broad Street
New York, New York 10004
	Telephone:	(212) 558-4000
	Facsimile:	(212) 558-3588
	E-mail:	bromleyj@sullcrom.com
dietdericha@sullcrom.com
jensenc@sullcrom.com

Counsel to the Debtor